EXHIBIT 10.2
Form of Amended and Restated Employment Agreement between
Pension and Benefit Financial Services, Inc. and J. Malcomb Massey

EXHIBIT 10.2
PENSION & BENEFIT FINANCIAL SERVICES, INC.
EMPLOYMENT AGREEMENT
(Amended and Restated as of January 1, 2006)
(J. Malcomb Massey)
     THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of this first day of January, 2006 (the “Effective Date”), by and between Pension & Benefit Financial Services, Inc. (D/B/A “Pension & Benefit Trust Company”), an Alabama corporation (the “Company”) and the wholly-owned operating subsidiary of SouthFirst Bank, a federal savings association (the “Bank”), and J. Malcomb Massey (the “Employee”).
     WHEREAS, the Employee has heretofore been employed by the Company and is experienced in all phases of the planning, designing, implementation, administration and duties required of a trustee, of employee benefit plans; and
     WHEREAS, the parties desire by this writing to establish and to set forth the employment relationship between the Company and the Employee.
     NOW, THEREFORE, it is AGREED as follows:
     1. Employment. The Employee is hereby employed as the President and Chief Executive Officer of the Company. The Employee shall render such administrative and management services for the Company as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Company. Further, the Employee may, from time to time, with the approval of the Board of Directors of the Company (the “Board”), in his individual capacity as a licensed insurance broker or insurance agent, enter into agreements with insurance companies and insurance agencies (each an “Insurance Agreement”) and, thereby and thereunder, provide insurance brokerage or insurance agency services and, further, may undertake to perform his obligations under any such Insurance Agreement during Company business hours or otherwise; provided that, during the term of this Agreement and thereafter, all compensation to which Employee is, or becomes, entitled to receive under any such Insurance Agreement, for services rendered or insurance products sold during the term of his employment with the Company, shall be for the benefit of the Company and shall be either assigned to the Company (if permissible), paid over to the Company by the Employee upon receipt, or, with explicit and particular approval of the Board, offset against the Employee’s salary (as set forth in Section 2 of this Agreement). The Employee shall report on a monthly basis, for so long as any Insurance Agreement is in effect, all such compensation earned by Employee during the previous month. The Employee’s other duties shall be such as the Board may from time to time reasonably direct, including normal duties as an officer of the Company. The Employee’s obligations under this Section 1 shall survive termination of this Agreement.
     2. Compensation.
          (a) The Company agrees to pay the Employee during the term of this Agreement, a salary at the rate of One Hundred Fifty Thousand Dollars ($150,000) per annum, payable in cash not less frequently than monthly (the “Base Salary”); provided, however, that the Company shall be entitled to offset against the Employee’s salary, by up to $150,000 per annum, that amount of compensation which the Employee receives under any Insurance Agreements, and which is neither assigned to the Company nor paid over to the Company by the Employee upon receipt (the “Salary Offset”). If the Salary Offset shall equal $150,000 for any one year, the Employee shall be obligated to assign or pay over to the Company the excess of $150,000 of compensation received which otherwise would have been offset against the Employee’s salary as a Salary Offset. For purposes of Sections 10 and 11 of this Agreement, regardless of whether the Company offsets any amount against the Employee’s salary as a Salary Offset, the Employee’s Base Salary shall equal $150,000. The Board shall review, not less often than annually, the rate of the Employee’s salary, and, in its sole discretion, may decide to increase his salary;
          (b) In further consideration of Employee’s services, Employee has, on April 11, 1997, received Fifteen Thousand Five Hundred Twelve (15,512) shares (the “Compensatory Shares”) of $.01 par value common stock (the “Common Stock”) of SouthFirst Bancshares, Inc., the parent and holding company of the Bank (the “Corporation”), which shares vest in the Employee at a rate of one-fifteenth (1/15) per year, beginning on the first anniversary of April 11, 1997, and upon each anniversary of that date, until April 11, 2012, at which time the Compensatory Shares shall be fully vested; and
          (c) The Company further agrees to furnish the Employee a mutually acceptable automobile. The cost of maintenance, fuel, insurance and upkeep to be borne by the Company.
     3. Earnings and Distribution of Compensatory Shares; Voting Rights.
          (a) Compensatory Shares; Forfeitures.
               (1) General Rules. The Compensatory Shares awarded hereunder shall be earned and non-forfeitable by the Employee at the rate of one-fifteenth per year until April 11, 2012.
               (2) Exception for Terminations Due to Death or Disability. Notwithstanding the general rule contained in Section 3(a)(1) above, all Compensatory Shares held by the Employee at the date of the termination of Employee’s service with the Company due to death, disability (as determined by the Board), or the termination of his employment “without cause” under the provisions of Section 10(d) of this Agreement, shall be deemed earned and fully vested as of such date and shall be distributed as soon as practicable thereafter.

               (3) Exception for a Change in Control. Notwithstanding the general rule contained in Section 3(a)(1) above, all Compensatory Shares held by the Employee shall be deemed to be immediately 100% earned, fully vested and non-forfeitable in the event of a “change in control” of the Company, the Bank or the Corporation (collectively and/or separately, as the context shall require, the “Relevant Corp” ) and shall be distributed as soon as practicable thereafter. For purposes of this paragraph, “change in control” shall mean the occurrence of any one of the following events: (1) an increase in the ownership of, the holding of, or the power to vote, by any person, or by any persons acting as a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), the Relevant Corp’s voting stock, to an amount which is more than 25% of the issued and outstanding shares thereof, (2) a change in the ownership of, or possession of, the ability to control the election of a majority of the Relevant Corp’s directors, (3) a change in the ownership of, or the possession of, the ability to exercise a controlling influence over the management or policies of the Relevant Corp by any person, or by any persons acting as a “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (except in the case of (1), (2) and (3) hereof, ownership or control of the Relevant Corp (or its board of directors) by the Bank or by the Corporation, as the case may be, shall not constitute a “change in control”), or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Relevant Corp. (the “Continuing Directors”) cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of such board of directors was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this subparagraph only, the term “person” refers to an individual (other than the Employee), individuals acting in concert or as a “group,” a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.
               (4) Discretionary Acceleration of Vesting. In its sole and absolute discretion, the Board may, at any time, with respect to the Employee, accelerate the vesting schedule according to which the Employee’s Compensatory Shares become earned and become non-forfeitable by the Employee, if the Board concludes that it is in the best interests of the Company to do so.
          (b) Accrual of Dividends. Whenever Compensatory Shares are distributed to the Employee under Section 3(c) below, the Employee shall also be entitled to receive, with respect to each Compensatory Share distributed, an amount equal to any cash dividends and a number of shares of Common Stock equal to any stock dividends declared and paid with respect to a share of Common Stock after the date the relevant Compensatory Shares were awarded.
          (c) Distribution of Compensatory Shares.
                (1) Timing of Distributions. Except as provided in Section 3(c)(2) below, the Corporation shall distribute Compensatory Shares and accumulated cash from dividends and interest, if any, to the Employee or his Beneficiary, as the case may be, as soon as practicable after they have been earned. No fractional shares shall be distributed.

                (2) Form of Distribution. The Employee may file a written request with the Corporation to have the Compensatory Shares distributed, as soon as practicable, in the form of a transfer to the Employee of Common Stock subject to forfeiture of any portion thereof which does not become vested under the applicable vesting provisions hereunder. In such event, the Corporation may, in its sole and absolute discretion, transfer to the Employee Common Stock certificate(s) in the name of the Employee, whereupon the Employee shall become a stockholder of the Corporation with respect to such Common Stock and shall have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares. All shares of said Common Stock, which, pursuant to the provisions of this Agreement, have not become vested on or before the Employee’s termination of services with the Company, shall be forfeited by the Employee and returned to the Company or the Corporation. The certificate(s) for the shares of the Common Stock distributed to the Employee hereunder shall bear the following legend reflecting that the shares represented thereby are subject to restrictions against transfer and to forfeiture, in accordance with this Agreement:
“The transferability of this certificate and the shares of stock represented thereby are subject to the terms and conditions (including forfeiture) contained in the Employee’s Employment Agreement between Pension & Benefit Financial Services, Inc. and J. Malcomb Massey. Copies of such Employment Agreement are on file in the offices of the Secretary of Pension & Benefit Financial Services, Inc., 260 Commerce Street, Montgomery, Alabama 36104.”
     As the Employee earns the Common Stock, the Employee (or, in the event of the Employee’s death, the legal representative of his estate, or if the personal representative of the Employee’s estate shall have assigned the estate’s interest in the Common Stock, the person or persons to whom his rights under such Common Stock shall have passed by assignment pursuant to his will or to the laws of descent and distribution) may surrender the Common Stock certificates bearing the foregoing legend, whereupon the Corporation shall cause such certificate(s) to be reissued without the legend. If the Employee forfeits any or all of such Common Stock, the Employee shall, within thirty (30) days after terminating employment, return to the Company or to the Corporation all shares of the Common Stock which were forfeited and, further, pay to the Company or the Corporation an amount equal to the dividends paid by the Corporation with respect to the shares of the forfeited Common Stock.
                (3) Acquisition for Investment. Employee understands and acknowledges that the shares of Common Stock which he may acquire pursuant to the terms of this Agreement are being acquired by him solely for his own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933 (the “Securities Act”).
               (4) Unregistered Securities. Employee further understands and acknowledges that the shares of Common Stock which he may acquire under this Agreement have not been registered under the Securities Act or the securities laws of any state, and will not at the time of issuance and delivery of such shares as contemplated by the terms of this

Agreement have been so registered, in reliance upon certain exemptions from the registration and prospectus delivery requirements of the Securities Act and such laws. Employee understands that the shares of Common Stock so acquired by him must be held indefinitely, and that he must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and any applicable state securities laws, or is exempt from such registration to the satisfaction of counsel for the Corporation. Employee further acknowledges that the availability of the exemptions described in the first sentence of this Section depend upon, among other things, the bona fide nature of his investment intent expressed herein, upon which the Company hereby expressly relies.
          (d) Voting of Compensatory Shares. All of the Compensatory Shares not otherwise distributed to Employee hereunder shall be voted by the Company as directed by the Employee.
     4. Discretionary Bonuses. The Employee shall participate in an equitable manner with all other senior management employees of the Company in discretionary bonuses that the Board may award from time to time to the Company’s senior management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee’s right to participate in such discretionary bonuses.
     5. Participation in Retirement, Medical and Other Plans.
          (a) The Employee shall participate in any plan that the Company maintains for the benefit of its employees if the plan relates to (i) pension, profit-sharing, or other retirement benefits, (ii) medical insurance or the reimbursement of medical or dependent care expenses, or (iii) other group benefits, including disability and life insurance plans.
          (b) The Employee shall participate in any fringe benefits which are or may become available to the Company’s senior management employees, including for example: any stock option or incentive compensation plans, club memberships, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employee shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Company.
     6. Term. The Company hereby employs the Employee, and the Employee hereby accepts such employment under this Agreement, for the period commencing on the Effective Date and ending 24 months thereafter (or such earlier date as is determined in accordance with Section 10). Additionally, on each annual anniversary date from the Effective Date, this Agreement and the Employee’s term of employment shall be extended for an additional one-year period beyond the then effective expiration date, provided the Board determines in a duly adopted resolution that the performance of the Employee has met the Board’s requirements and standards, and that this Agreement shall be extended.
     7. Loyalty; Full Time and Attention.

          (a) During the period of his employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all his full business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, from time to time, Employee may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations, which will not present any conflict of interest with the Company, the Bank or the Corporation or any of their respective subsidiaries or affiliates, or unfavorably affect the performance of Employee’s duties pursuant to this Agreement, or will not violate any applicable statute or regulation. “Full business time” is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the term of his employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Company, the Bank or the Corporation, or be gainfully employed in any other position or job other than as provided above.
          (b) Nothing contained in this Paragraph 7 shall be deemed to prevent or limit the Employee’s right to invest in the capital stock or other securities of any business dissimilar from that of the Company, the Bank or the Corporation or, solely as a passive or minority investor, in any business.
     8. Standards. The Employee shall perform his duties under this Agreement in accordance with such reasonable standards as the Board may establish from time to time. The Company will provide Employee with the working facilities and staff customary for similar executives and necessary for him to perform his duties.
     9. Vacation and Sick Leave. The Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his duties under this Agreement in accordance with the terms set forth below, all such voluntary absences to count as vacation time; provided that:
          (a) The Employee shall be entitled to an annual vacation in accordance with the policies that the Board periodically establishes for senior management employees of the Company.
          (b) The Employee shall not receive any additional compensation from the Company on account of his failure to take a vacation, and the Employee shall not accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Board.
          (c) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment obligations with the Company for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion approve. Further, the Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as the Board in its discretion may determine.

          (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board.
     10. Termination and Termination Pay. Subject to the provisions of Section 11 hereof, the Employee’s employment hereunder may be terminated under the following circumstances:
          (a) Death. The Employee’s employment under this Agreement shall terminate upon his death during the term of this Agreement, in which event the Employee’s estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which his death occurred.
          (b) Disability. The Company may terminate the Employee’s employment after having established, through a determination by the Board, the Employee’s Disability. For purposes of this Agreement, “Disability” means a physical or mental infirmity which impairs the Employee’s ability to substantially perform his duties under this Agreement and which results in the Employee becoming eligible for long-term disability benefits under the Company’s long-term disability plan (or, if the Company has no such plan in effect, which impairs the Employee’s ability to substantially perform his duties under this Agreement for a period of one hundred eighty (180) consecutive days). The Employee shall be entitled to the compensation and benefits provided for under this Agreement for (i) any period during the term of this Agreement and prior to the establishment of the Employee’s Disability during which the Employee is unable to work due to the physical or mental infirmity, or (ii) any period of Disability which is prior to the Executive’s termination of employment pursuant to this Section 10(b).
          (c) For Cause. The Board may, by written notice to the Employee, immediately terminate his employment at any time, for Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Cause. Termination for “Cause” shall mean termination because of, in the good faith determination of the Board, the Employee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (excluding the Employee if a member of the Board) at a meeting of the Board called and held for the purpose (after reasonable notice to the Employee and an opportunity for the Employee to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of conduct set forth above in the second sentence of this Subsection (c) and specifying the particulars thereof in detail.
          (d) Without Cause. Subject to the provisions of Section 11 hereof, the Board may, by written notice to the Employee, immediately terminate his employment at any time for any reason; provided that if such termination is for any reason other than pursuant to Sections 10 (a) (b) or (c) above, the Employee shall be entitled to receive the following compensation and benefits: (i) the base compensation provided pursuant to Section 2 hereof for a 12-month period, and (ii) the average annual compensation less the base compensation for the 12-month period, based upon the benefit levels substantially equal to those that the Company provided for the Employee at the date of termination of employment. Said sum shall be paid, at the option of the Employee, either (I) in periodic payments over the remaining term of this Agreement, as if the Employee’s employment had not been terminated, or (II) in one lump sum within ten (10) days of such termination. The Employee’s “average annual compensation” shall be the average of the total annual “compensation” acquired by the Employee during each of the five (5) fiscal years (or the number of full fiscal years of employment, if the Employee’s employment is less than five (5) years at the termination thereof) immediately preceding the date of termination. The term “compensation” shall mean any payment of money or provision of any other thing of value in consideration of employment, including, without limitation, base compensation, health, life and disability benefits, bonuses, pension and profit sharing plan, director fees or committee fees, fringe benefits and deferred compensation accruals.
          (e) Voluntary Termination by Employee. Subject to the provisions of Section 11 hereof, the Employee may voluntarily terminate employment with the Company during the term of this Agreement, upon at least 60 days’ prior written notice to the Board of Directors, in which case the Employee shall receive only his compensation, vested rights and employee benefits accrued up to the date of his termination.
     11. Change in Control.
          (a) Notwithstanding any provision herein to the contrary, if the Employee’s employment under this Agreement is terminated by the Company, without the Employee’s prior written consent and for a reason other than for Cause, death or disability in connection with or within the period that is twelve (12) months before to twenty-four (24) months after any change in control of the Company, the Bank or the Corporation (collectively and/or separately, as the context shall require, the “Relevant Corp”), the Employee shall be paid an amount equal to the difference between (i) the product of 2.99 times his “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), whereby, for purposes of this Section 11, the Employee’s gross income for taxable years in the “base period” (as defined in Section 280G(d)(2) of the Code) shall include compensation received under any Insurance Agreements against which the Employee’s Base Salary was offset by a Salary Offset, and (ii) the sum of any other “parachute payments” (as defined under Section 280G(b)(2) of the Code) that the Employee receives based on the change in control and payments under paragraph 10(d) if any. Said sum shall be paid in one lump sum within ten (10) days of such termination. The term “change in control” shall have the same meaning as contained in Section 3(a)(3) of this Agreement.
          (b) Notwithstanding any other provision of this Agreement to the contrary, the Employee may voluntarily terminate his employment under this Agreement within twelve (12) months following a change in control of the Relevant Corp, and the Employee shall thereupon be entitled to receive the payment described in Section 11(a) of this Agreement, upon the occurrence of any of the following events, or within ninety (90) days thereafter, which have not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than thirty-five (35) miles from his primary office as of the date of the change in control; (ii) a material reduction in the Employee’s base compensation as in effect on the date of the change in control, as the same may be increased from time to time; (iii) the failure by the Company to continue to provide the Employee with compensation and benefits provided for under this Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Company which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him at the time of the change in control; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position as referenced at Section 1; (v) a failure to elect or reelect the Employee to the board of directors of the Company, the Bank or the Corporation, as the case may be, if the Employee is serving on such board of directors on the date of the change in control; or (vi) a material diminution or reduction in the Employee’s responsibilities or authority (including reporting responsibilities) in connection with his employment with the Company.
          (c) Notwithstanding any other provision of this Agreement to the contrary, the Employee may voluntarily terminate his employment under this Agreement within twelve (12) months following a change in control of the Company, the Bank or the Corporation, and the Employee shall thereupon be entitled to receive the payment described in Section 11(a) of this Agreement.
          (d) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.
          (e) In the event that any dispute arises between the Employee and the Company as to the terms or interpretation of this Agreement, including this Section 11, the parties shall follow the dispute resolution procedure specified in Section 16. The Employee shall be reimbursed for all costs and expenses, including reasonable attorneys’ fees, arising from such dispute, proceedings or actions, provided that the Employee shall have obtained a final judgment by the arbitrator in favor of the Employee. Such reimbursement shall be paid within ten (10) days of Employee’s furnishing to the Company written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Employee.
          (f) Any and all amounts paid to Employee under Section 11 shall be deemed to be paid in satisfaction of, and shall therefore offset, any amounts to be paid to Employee pursuant to Section 10 hereunder, to the extent that any amounts paid under Section 11 are attributable to, or related to, the base salary, or other compensation and amounts, paid to Employee under this Agreement.
     12. Requirements of Applicable Regulations of OTS.

          (a) The Company’s board of directors may terminate the Employee’s employment at any time, but any termination by the Company’s board of directors, other than termination for cause, shall not prejudice the Employee’s right to compensation or other benefits under this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for cause (as defined in Section 10(c) hereof).
          (b) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Company’s affairs by a notice served under section 8(e)(3) or (g)(1) of Federal Deposit Insurance Act (12 U.S.C. 1818 (e)(3) and (g)(1)), the Company’s obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.
          (c) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Company’s affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818 (e)(4) or (g)(1)), all obligations of the Company under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.
          (d) If the Company is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this Section 12(d) shall not affect any vested rights of the parties.
          (e) All obligations under this Agreement shall be terminated, except to the extent determined that the continuation of this Agreement is necessary of the continued operation of the Company:
               (i) By the Director of the Office of Thrift Supervision (the “Director”) or his or her designee, at the time the Federal Deposit Insurance Corporation or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in 13(c) of the Federal Deposit Insurance Act; or
               (ii) By the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.
     Any rights of the Employee that have already vested, however, shall not be affected by such action.
          (f) Should any provision of this Agreement give rise to a discrepancy or conflict with respect to any applicable law or regulation, then the applicable law or regulation shall control the relevant construction and operation of this Agreement.

     13. Non-Solicitation of Employees. Employee agrees that he will, for so long as he is engaged hereunder, and for a period of three (3) years after termination of his employment, refrain from recruiting or hiring, or attempting to recruit or hire, directly or by assisting others, any other employee of the Company who is employed by the Company or any successor or affiliate of the Company; provided, however, that the provisions of this Section 13 shall not apply, and shall terminate, upon a termination of the Employee’s employment without cause, pursuant to Section 10(d) hereof, or upon a “change in control” of the Company, the Bank and/or the Corporation, as defined in, and contemplated by, Section 3(a)(3) hereof.
     14. No Mitigation. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.
     15. Successors and Assigns.
          (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company.
          (b) Since the Company is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company.
     16. Alternative Dispute Resolution. THE PARTIES TO THIS AGREEMENT HEREBY EXPRESS THAT ALL DISPUTES, CONTROVERSIES OR CLAIMS OF ANY KIND AND NATURE BETWEEN THE PARTIES HERETO, ARISING OUT OF OR IN ANY WAY RELATED TO THE WITHIN AGREEMENT, ITS INTERPRETATION, PERFORMANCE OR BREACH, SHALL BE RESOLVED EXCLUSIVELY BY THE FOLLOWING ALTERNATIVE DISPUTE RESOLUTION MECHANISMS:
          (a) Negotiation — The parties hereto shall first engage in a good faith effort to negotiate any such controversy or claim by communications between them. Said Negotiations may be oral or written. To the extent that they are oral, they should be confirmed in writing.
          (b) Should the above-stated negotiations be unsuccessful, the parties shall engage in mediation using one mediator pursuant to the American Arbitration Association Commercial Mediation Rules, or such other mediation rule as the parties may otherwise agree to choose.
          (c) Should the above-stated mediation be unsuccessful, the parties shall agree to arbitrate any such controversy or claim with the express understanding that this Agreement is affected by interstate commerce in that the goods and services which are the subject matter of this Agreement, pass through interstate commerce. Said arbitration shall be conducted pursuant to the American Arbitration Association Commercial Arbitration Rules (the “Arbitration Rules”) or such other arbitration rule as the parties may otherwise agree to choose.

          (d) The cost of the above-stated mediation shall be borne equally between the parties. The cost of the above-stated arbitration shall be borne by the party against whom an award is issued and in favor of the prevailing party. In either event, each party shall bear the cost of its own attorney’s fees and costs.
     THE PARTIES UNDERSTAND AND AGREE (i) THAT EACH OF THEM IS WAIVING RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL; (ii) THAT PRE-ARBITRATION DISCOVERY IN ARBITRATION PROCEEDINGS IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS; AND (iii) THAT THE ARBITRATORS’ AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING, AND (iv) EITHER PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS, IS STRICTLY LIMITED.
     The venue for mediation and/or arbitration under this paragraph shall be in the City of Montgomery, State of Alabama.
     17. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.
     18. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of Alabama shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.
     19. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.
     20. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove written.

ATTEST:	PENSION & BENEFIT FINANCIAL SERVICES, INC.

By:

Secretary		Ruth M. Roper, Executive Vice-President

Witness:		J. Malcomb Massey (“Employee”)